Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to Form S-1 of Nuo Therapeutics, Inc. of our report dated March 31, 2015 relating to the consolidated financial statements of Nuo Therapeutics, Inc., as of and for the year ended December 31 2014, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Stegman & Company

Baltimore, Maryland

December 23, 2016

Suite 200, 809 Glen Eagles Court,   Baltimore, Maryland 21286  -  410-823-8000  - Fax: 410-296-4815  -  www.stegman.com

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